Exhibit 99.1

Credo Provides Preliminary Third Quarter Fiscal Year 2026 Revenue Results, Updated Revenue Guidance for Fourth Quarter of Fiscal Year 2026 and Schedules Third Quarter Fiscal Year 2026 Financial Results Conference

San Jose, Calif. (February 9, 2026) - Credo Technology Group Holding Ltd (Credo) (Nasdaq: CRDO), an innovator in providing connectivity at scale through fast, reliable, and energy-efficient system solutions, today provided preliminary revenue results for the third quarter and updated revenue guidance for the fourth quarter of fiscal year 2026.

Credo expects to report third quarter fiscal year 2026 revenue in the range of $404 million to $408 million, above the high-end of Credo’s previously announced third quarter guidance range of $335 million and $345 million.

Looking towards the end of fiscal year 2026 and into fiscal 2027, Credo expects sequential revenue growth in the mid-single digits leading to more than 200% year-over-year growth in the current fiscal year.

Credo will provide additional details and discuss its financial results for the quarter ended January 31, 2026 during Credo’s third quarter fiscal year 2026 earnings conference call. Credo will hold the conference call on Monday, March 2, 2026, at 2:00 p.m. Pacific Time.

The news release announcing the third quarter fiscal year 2026 financial results will be disseminated on March 2, 2026 after the market closes.

Interested parties may join the conference call beginning at 2:00 p.m. Pacific Time on Monday March 2, 2026, by dialing (800) 715-9871 (toll-free) or +1 (646) 307-1963 (international). The conference ID for the call is 5251802. It is recommended that participants dial in to the call at least 10 minutes before the start of the call. A live webcast of the conference call will be available on Credo’s Investor Relations website at http://investors.credosemi.com/.

A replay of the webcast will be available via the web at http://investors.credosemi.com/.

Preliminary Revenue Results Disclaimer

The expected revenue results for the third quarter of fiscal year 2026 in this press release are preliminary, unaudited and subject to completion and are based on management’s initial analysis of results of operations for the third quarter of fiscal year 2026. Credo’s consolidated financial statements for the third quarter of fiscal year 2026 are not yet available and remain subject to completion of financial closing procedures and potential final adjustments.

Credo’s independent registered public accounting firm has not audited, reviewed, compiled or performed agreed-upon procedures with respect to the third quarter fiscal year 2026 preliminary financial results. These estimates should not be viewed as a substitute for financial statements prepared in accordance with U.S. generally accepted accounting principles and are not necessarily indicative of future results.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to, any statements regarding: launches of new or expansion of existing products or services; technology developments and innovation; our plans, strategies or objectives with respect to future operations; preliminary financial results; financial outlook; future financial results; expectations regarding the markets and industries in which Credo conducts business; and assumptions underlying any of the foregoing. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions, or their negatives, may identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that may cause actual events or results to differ materially from those described in this press release. Readers are encouraged to review risk factors and all other disclosures appearing in Credo’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on July 2, 2025, as well as Credo’s other filings with the SEC, for further information on risks and uncertainties that could affect Credo’s business, financial condition and results of operation. Copies of these filings are available from the SEC, Credo’s website or Credo’s investor relations department. Forward-looking statements speak only as of the date they are made. Credo assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

About Credo

Credo’s mission is to transform connectivity at scale through fast, reliable, and energy-efficient system solutions. Our high-speed copper and optical interconnect products deliver industry-leading power and performance at up to 1.6T to meet the ever-expanding data infrastructure demands of AI.

Our product portfolio includes ZeroFlap (ZF) Active Electrical Cables (AECs) and ZF optical transceivers, OmniConnect memory solutions, and a suite of retimers and DSPs for optical and copper Ethernet and PCIe, all leveraging the PILOT diagnostic and analytics software platform. Credo innovations enable our customers to connect the systems that connect the world.

For more information, please visit https://www.credosemi.com.

Credo and the Credo logo are registered trademarks of Credo Technology Group Limited in the United States and other jurisdictions. All other trademarks referenced herein are the property of their respective owners.

Investor Relations Contact:

Dan O’Neil
IR@credosemi.com